SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: March 13, 2008

GREEN GLOBE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31974	13-4171971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

29970 Technology Drive, Suite 203

Murrieta, California 92563
(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 677-6735

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 13, 2008, the Board of Directors appointed Charles Kao and Steven Peacock, Interim Chief Executive Officer and President of the Company, to the Board of Directors effective March 14, 2008.  Mr. Kao and Mr. Peacock entered into agreements with the Company, effective as of March 14, 2008.  The agreements have a twelve month term, subject to renewal upon agreement of parties.  Under the agreements Mr. Kao and Mr. Peacock are entitled to monthly compensation of $2,500, of which $1,000 shall be paid in cash and $1,500 shall be paid in restricted common stock of the Company.  A copy of the Director Agreements are filed as Exhibit 10.6 and 10.7 to this Current Report on Form 8-K.

On March 14, 2008, the Company accepted the resignation of Geoffrey Lipman effective immediately.  The Board of Directors now consists of Gary Nerison, Terry De Lacy, Charles Kao and Steven Peacock.

Biographical information for Charles Kao

Charles Kao – During the past 30 years, Mr. Kao has served as Chief Executive Officer of several travel related companies, including Charter Flight Companies, Retail Travel Agencies, Meeting and Convention Planners, Destination Management Companies, Special Interest Group, FIT operator, and Air Consolidator, based in US, Europe and Orient.  Since 1989, Mr. Kao has served as Managing Director of Travelware, Travelware’s focus is on technology needs of tour companies, hotels, airlines, tourist boards, convention, visitor bureaus, car rental companies, travel management companies and Fortune 1000 companies' travel departments.  Customers include Carlson WagonLit Travel, American Express Travel, Kuoni/Zurich, Grey Line Worldwide, Japan Travel Bureau International, Jet Vacations, Jetset Tours, Texas Instruments, Xerox, Allied Signal, and Accor Group/Paris.  Since 1995, Mr. Kao has been very active in travel related eCommerce in over 20 countries. Mr. Kao is the co-founder (1995) of Tiss.com, with partners Deutsch Telecom and Lufthansa Group in the Omnis Online global tourism marketplace, Tiss.com offers online consolidator airfare in 20 countries in 9 languages and responsible for launching Travelocity and One Travel’s consolidator program in 1996.  Mr. Kao currently serves as Group Chairman and Publisher of TravelMole.com and Travel Mole.TV, TravelMole.com is an online media company which publishes 15 eNewsletters to over 450,000 travel and tourism industry professional subscribers and 70 million consumers in 132 countries. TravelMole.TV engages in internet video production and broadcasting to a global audience of 150 million. Since 2003, Mr. Kao has served as President of OmniTravelSeach, Inc., OmniTravelSearch develops meta search solutions for travel/tourism enterprises and was awarded and owns the meta search patent in 1999. In addition, Mr. Kao has served as Chairman of Omni Tourism, LLC since 2001, Omni Tourism owns and develops proprietary software for designations to manage, aggregate and distribute their content and manage their destinations.  Mr. Kao graduated from University of Michigan with a bachelor’s degree in Industrial Engineering and currently is a member of ASTA (American Society of Travel Agents), SITE (Society of Incentive Travel Executives), ACTE (Association of Corporate Travel Executives), NBTA (National Business Travel Association), Society of Travel & Tourism Educators, PATA (Pacific Area Travel Association) and CLIA (Cruise Line International Association). In addition, he is the founder of TTA (Travel Technology Association) and TOWARD (Tour Operators & Wholesalers Achieving Real-time Distribution).

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description	Location
10.6	Board of Directors Agreement with Charles Kao dated March 14, 2008	Filed herewith.
10.7	Board of Directors Agreement with Steven Peacock dated March 14, 2008	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN GLOBE INTERNATIONAL, INC.

March 14, 2008	/s/ Steven Peacock
Date	Steven Peacock, Interim Chief Executive Officer